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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (file numbers 33-5456, 33-38590, 33-39374, 33-53763,
33-53899, 33-801767, 333-101767, 333-110726 and 333-109359) of CLARCOR Inc. and
Subsidiaries of our report dated January 8, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 8, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

                                         /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 18, 2004